UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐Soliciting Material Pursuant to § 240.14a-12
F & M BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)    Date Filed:

April 8, 2019

Dear F & M Bank Corp. Shareholder:

You are cordially invited to attend our annual meeting of shareholders on Saturday, May 11, 2019 at 5:30 P.M. at J. FRANK HILLYARD MIDDLE SCHOOL (NEW LOCATION), BROADWAY, VIRGINIA. This will be a dinner meeting and we are enclosing a reservation card for your convenience in letting us know if you can attend. Please mail this card on or before May 2, 2019 to make proper preparations for the meal.  If you prefer, you can send an email to cbarkley@fmbankva.com confirming your attendance.

We urge you to mail your completed proxy card to Broadridge as soon as possible prior to the meeting.  An envelope is enclosed for that purpose.

We are enclosing a formal notice of the meeting, a Proxy and a Proxy Statement detailing the matters upon which the shareholders will act at the annual meeting.  Our Company's Annual Report for 2018 is also enclosed.

Sincerely,

F & M BANK CORP.

/s/ Mark C. Hanna

Mark C. Hanna
President & CEO

F & M BANK CORP.
Timberville, Virginia

Notice of Annual Meeting of Shareholders
To the Shareholders of F & M Bank Corp.

The annual meeting of shareholders of F & M Bank Corp. (the Company) will be held on Saturday, May 11, 2019, at 5:30 P.M. at J. FRANK HILLYARD MIDDLE SCHOOL (new location), Broadway, Virginia, for the following purposes:

1.	Election of four directors, Edward Ray Burkholder, Larry A. Caplinger, Michael W. Pugh and Christopher S. Runion, each for a three-year term expiring in 2022.
Election of one director, Mark C. Hanna, for a two-year term expiring in 2021.

2.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent auditors for 2019.

3.	An advisory vote to approve the compensation of the Corporation's named executive officers disclosed in the Proxy Statement.

4.	An advisory vote to determine whether the shareholder vote on the compensation of the Corporation's executives will occur every 1, 2 or 3 years.

5.
Transaction of such other business as may properly come before the meeting. Management is . not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Only shareholders of record at the close of business on March 11, 2019 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosd postage prepaid envelope. You may amend your proxy at any time prior to the closing of the polls at the meeting.

By Order of the Board of Directors

/s/ Neil W. Hayslett

Neil W. Hayslett, Secretary

April 8, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 11, 2019.

The proxy statement and the Company's 2018 annual report on Form 10-K are available at http://www.snl.com/irweblinkx/GenPa ge.aspx?IID= 1017974&GKP=203_204

F & M BANK CORP.
P. O. Box 1111
Timberville, Virginia 22853

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of F & M Bank Corp. (the Company) to be held Saturday, May 11, 2019 at 5:30 P.M. at J. Frank Hillyard Middle School Broadway, Virginia, and at any adjournments thereof (the Annual Meeting). The principal executive offices of the Company are located at 205 South Main Street, P. O. Box 1111, Timberville, Virginia 22853. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 8, 2019.

The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any record holder signing and mailing the enclosed proxy, voting online or by telephone may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by (i) filing written notice thereof with the Secretary of the Company (Neil W. Hayslett, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. If your shares are held by a brokerage house or nominee, please follow the instructions delivered with the notice from your broker or nominee or contact your broker or nominee for instructions on how to change or revoke your vote.

An Annual Report to shareholders, including current financial statements, is being mailed to the Company’s shareholders concurrently with this Proxy Statement, but is not part of the proxy solicitation materials.

Interested shareholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (“SEC”), upon written request to Neil W. Hayslett, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853.

OUTSTANDING SHARES AND VOTING RIGHTS

Only common shareholders of record at the close of business on March 11, 2019 will be entitled to vote at the Annual Meeting. As of March 11, 2019, the Company had outstanding 3,210,562 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. On the record date, the Company had outstanding 247,060 shares of the Company’s 5.10% Series A Noncumulative Mandatorily Convertible Preferred Stock,
$5.00 par value per share, having a liquidation preference of $25.00 per share (the Series A Preferred Stock). Holders of the Series A Preferred Stock do not have a right to vote on the matters to be voted on at the Annual Meeting.

A majority of votes entitled to be cast on matters considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominees on behalf of beneficial owners (Broker Shares) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders at the Annual Meeting, and the auditors will be ratified and the advisory vote to approve the compensation of the named executive officers will be approved by a majority of the votes cast by shareholders at the Annual Meeting. With respect to the advisory vote on the frequency of future advisory votes on executive compensation, the alternative receiving the greatest number of votes will be the frequency that shareholders approve. Broker shares may not be cast in the election of directors, advisory vote on executive compensation or advisory vote on the frequency of future advisory votes on executive compensation without instruction from the beneficial owner of the shares. Votes that are withheld or abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast and will not have any effect on the outcome of any of the matters at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 11, 2019, by each of the Company’s directors and nominees, each of the executive officers named in the “Summary Compensation Table” below and all of the Company’s directors and executive officers as a group. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

The address for each of the individuals listed in the table is in care of the Company, P. O. Box 1111, Timberville, Virginia 22853.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class[2]
Edward Ray Burkholder	444	*
Larry A. Caplinger	213,644[3]	6.65%
John N. Crist	27,006[4]	*
Mark C. Hanna	2,192
Daniel J. Harshman	733[5]	*
Neil W. Hayslett	210,641[6]	6.56%
Richard S. Myers	17,542[7]	*
Michael W. Pugh	8,703[8]	*
Christopher S. Runion	3,452[9]	*
Ronald E. Wampler	28,115[10]	*
Dean W. Withers	38,106[11]	1.19%
Peter H. Wray	400	*
Directors and executive officers as a group (17 persons)	350,875[12]	10.93%

_______________

*Less than one percent (1%).

1Numbers rounded to next whole share.

2Based on 3,210,562 shares of common stock issued and outstanding on March 11, 2019.

3Includes 2,582 shares owned directly, 5,831 shares owned jointly with his spouse, 1,114 shares in Mr. Caplinger’s Traditional IRA, 1,000 shares in Mr. Caplinger’s Deferred Compensation Plan and 203,147 shares owned by the Company’s Stock Bonus Plan over which Mr. Caplinger and Neil W. Hayslett have voting power in their capacity as plan trustees.

4Includes 13,427 shares owned directly, 1,439 shares owned by Mr. Crist’s IRA, 140 shares owned by Mr. Crist’s Roth IRA, 12,000 shares owned by his personal 401(k) plan.

5Includes 600 shares owned directly and 133 shares owned jointly with his spouse.

6Includes 1,369 shares owned directly, 125 shares owned jointly with Mr. Hayslett’s children, 6,000 shares held by Mr. Hayslett’s Non-Qualified Deferred Compensation Plan and 203,147 shares owned by the Company’s Stock Bonus Plan over which Mr. Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

7Includes 4,800 shares owned directly and 12,742 shares owned by Mr. Myers’ IRA.

8Includes 7,123 shares owned jointly with his spouse, 1,580 shares held by a simplified employee plan for Mr. Pugh’s benefit.

9Includes 500 shares owned jointly with his spouse, 500 shares held by Mr. Runion’s Non-Qualified Deferred Compensation Plan and 2,452 shares held in Mr. Runion’s IRA.

10Includes 21,205 shares owned directly, 410 shares held jointly with spouse, 6,000 shares held by Mr. Wampler’s Non-Qualified Deferred Compensation Plan, and 500 shares owned by his spouse.

11Includes 7,078 shares owned directly, 14,441 shares owned by Mr. Withers’ Traditional IRA, 614 owned by Mr. Withers’ Roth IRA, 13,871 shares held by Mr. Withers’ Non-Qualified Deferred Compensation Plan and 2,012 shares owned by his spouse.

12Includes 203,147 shares owned by the Company’s Stock Bonus Plan over which Neil Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of March 11, 2019, unless otherwise noted, regarding the number of shares of Common Stock beneficially owned by all persons

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
Larry A. Caplinger P. O. Box 1111 Timberville, VA 22853	213,644[2]	6.65%
Neil W. Hayslett P. O. Box 1111 Timberville, VA 22853	210,641[3]	6.56%
     1Based on 3,210,562 shares of common stock issued and outstanding on March 11, 2019.
2Includes 2,582 shares owned directly, 5,801 shares owned jointly with his spouse, 1,114 shares in Mr. Caplinger’s Traditional IRA, 1,000 shares in Mr. Caplinger’s Deferred Compensation Plan and 203,147 shares owned by the Company’s Stock Bonus Plan over which Mr. Caplinger and Neil W. Hayslett have voting power in their capacity as plan trustees.
3Includes 1,369 shares owned directly, 125 shares owned jointly with Mr. Hayslett’s children, 6,000 shares held by Mr. Hayslett’s Non- Qualified Deferred Compensation Plan and 203,147 shares owned by the Company’s Stock Bonus Plan over which Mr. Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 2018, all filing requirements applicable to its officers and directors were timely complied.

PROPOSAL ONE
ELECTION OF DIRECTORS

The term of office for the current Class B directors expires at the Annual Meeting. The Board has nominated such directors, namely Edward Ray Burkholder, Larry A. Caplinger, Michael W. Pugh and Christopher S. Runion, for reelection, for a three-year term, by the shareholders at the Annual Meeting. Also, Mark C. Hanna was appointed in July 2018 to serve as a Class A director and has been nominated for election for a two-year term, by the shareholders at the Annual Meeting. The persons named as proxies in the accompanying form of proxy, unless instructed otherwise, intend to vote for the election of each of these nominees for directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

The Board recommends that you vote FOR the election of the Class B director nominees set forth in the Proxy Statement.

The Board recommends that you vote FOR the election of Mark C. Hanna as a Class A director nominee set forth in the Proxy Statement.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees, all of whom are current directors, for election to the Board at the Annual Meeting, as well as all directors continuing in office.

Name and Age	Director Since	Principal Occupation During the Last Five Years

Director Nominees CLASS B DIRECTORS
(to serve until the 2022 annual meeting of shareholders)

Edward Ray Burkholder (45)	2015
Executive Senior Vice President of Balzer and Associates, Inc. since 2012. He holds a Bachelor of Landscape Architecture from Virginia Tech. In 2000 acquired his Virginia State Professional Certification in Landscape Architecture. Mr. Burkholder has held many positions within the firm since 1997. In 2003 he opened a branch office in Staunton, VA after working in the Richmond market for 7 years. Key roles involve master planning, land development consulting, rezoning, highest and best use land analysis and studies, overseeing local and regional land development projects, and corporate management as a director of the Board. For the past 5 years, he either has served or is serving as a director for Victory Worship Center, Staunton Rotary, and Augusta Home Builders Association. Other memberships include the Virginia Economic Development Association, Shenandoah Valley Partnership, Augusta Chamber of Commerce and an advisor for Augusta Habitat for Humanity. Mr. Burkholder was originally recommended for election to the Board by the Corporate Governance Committee. Mr. Burkholder’s experience benefits the company due to his vast diversity of land development projects and understanding of local and state land use regulatory requirements.

Larry A. Caplinger (66)	2012
Executive Vice President from November 2007 to December 2018 (Retired); Corporate Secretary from January 1992 to January 2019; Executive Vice President and Chief Projects Officer from January 2018 to December 2018; Executive Vice President and Chief Lending Officer of the Bank and the Company from November 2007 to January 2018. Prior to that time, he served as Senior Vice President of the Bank from May 1990 to November 2007, and Senior Vice President of the Company from April 2002 until November 2007. Larry has held a number of positions with the bank and the Company over his 46-year career. He graduated from Blue Ridge Community College with an Associate Degree in Accounting. Larry is also a graduate of Virginia Bankers Association School of Bank Management and the ABA Agricultural Lending School. He has completed various classes from American Institute of Banking. He serves as Secretary to the F&M Bank Corp. Board and as a director of VBS Mortgage and Valley Southern Title. Mr. Caplinger is a Life Member of the Timberville Volunteer Fire Department. His education, skills and experience as Executive Vice President and Senior Loan Officer continue to benefit the Company through his understanding of the agri-business industry, lending and bank operations.

Michael W. Pugh (64)	1994
Chairman of the Board of the Bank & Company since December 2018. President of Old Dominion Realty, Inc. and Vice President of Colonial Appraisal Service, Inc. Mr. Pugh has been President of Old Dominion Realty, Inc. for 43 years. He was issued a Virginia Certified General Appraisal license in 1992, a Virginia real estate broker’s license in 1976 and a West Virginia real estate broker’s license in 1982. He has completed numerous classes and certifications related to the real estate field. He has served as a director in the following entities: Bankers Title Shenandoah, F&M Mortgage, Valley Southern Title, Old Dominion Realty, Inc., Colonial Appraisal Service, Inc. and Sunnyside Retirement Communities. Mr. Pugh’s skills and experience relating to real estate sales, development and appraisals benefit the Company in evaluating real estate investments and collateral values for real estate loans.

Christopher S. Runion (60)	2010
President of Eddie Edwards Signs, Inc. and managing member of Heifer Investments, L.L.C. Mr. Runion has served in these capacities for over 25 years. He holds a Bachelor of Science – Accounting from Virginia Polytechnic Institute and State University and a Masters – Business Administration from James Madison University. He is serving or has served as a director in the following entities during the past 5 years: Shenandoah Valley Economic Education, Inc., Rotary Club of Harrisonburg, Lantz Construction Company, Rockingham Mutual Insurance Companies, and Rockingham Development Corporation. Mr. Runion is  a former member of the Rockingham County Planning Commission. He has also been involved in farming his entire life. Mr. Runion’s education, skills and experience relating to commercial and institutional business activity benefit the Company in evaluating various business opportunities and scenarios.

Directors Continuing in Office CLASS C DIRECTORS
(to serve until the 2020 annual meeting of shareholders)

John N. Crist (69)	2001
Attorney, Partner at Hoover Penrod PLC. John is a graduate of Virginia Tech and Marshall-Wythe School of Law, College of William and Mary. He has been an attorney practicing in Harrisonburg since 1976 with heavy emphasis on real estate and estate matters. He was appointed by the Judges of the Circuit Court of Rockingham County to a second four (4) year term as Commissioner of Accounts for Harrisonburg/Rockingham County beginning January 1, 2017 after serving as Assistant Commissioner from 2000 to 2012. In this position, he is charged with auditing fiduciary accountings for estates, trusts and foreclosures. He is a member of the Virginia State Bar and has served as President and Secretary/Treasurer of the local bar association. He served as a director of First Citizens Bank & Trust Advisory Board. from 1997 to 2000. He also serves as Chairman of the Board of F&M Mortgage and VSTitle, both affiliates of the company, and on the Company’s Augusta County Advisory Board. Mr. Crist’s skills and experience as a partner at Hoover Penrod PLC, as well as his time on the advisory board of another financial institution, make him uniquely qualified to serve the Company in areas including corporate governance and real estate law.

Daniel J. Harshman (67)	2001
Mayor of the Town of Edinburg since 1992 and serving as its Town Manager from 1996 until 2010. Mr. Harshman graduated from Virginia Commonwealth University.  He has opened and  operated  a home accessory and gift shop, owned and operated the Spring House Restaurant in Woodstock, VA, purchased and renovated six older homes to preserve the historic properties in the town and has sold all but one. He has been involved in Town Government since 1985 serving in numerous capacities in addition to Mayor and Town Manager; he continues to be responsible for the preparation of Edinburg’s annual budget and oversight of all functions of the Town including a Police Department, Public Works, Water Treatment Facility and Waste Water Treatment Facility. He also serves on the Shenandoah County Tourism Council, is Treasurer of the Edinburg Heritage Foundation, serves on the Management Committee for Shenandoah County Artisan Trail and is sole trustee of his church’s preservation trust managing funds in the mid six figures. Mr. Harshman’s skills and experience as a small business owner, town manager and mayor benefit the Company in his understanding of business operations, supervision and local ordinances.

Dean W. Withers (62) CEO	2004
Vice Chairman since December 2018. CEO of the Bank from December 2017 to June 2018. President and CEO of the Bank from May 2004 to December 2017; Executive Vice President of the Bank from Jan. 2003 to May 2004; Vice President of the Bank from 1993 to 2003. Mr. Withers has thirty-nine years of banking experience including fourteen years as President/CEO of Farmers & Merchants Bank. He graduated from James Madison University and Graduate School of Banking at LSU. He also serves as a director of Valley Southern Title. In the past, he has served as a director in the Virginia Association of Community Banks, Virginia Bankers Association Benefits Corporation and Rockingham Memorial Hospital Foundation. Mr. Withers’ education, experience and skills as President and CEO and former commercial lender benefit the Company through his understanding of bank operations, corporate governance and lending.

Directors Continuing in Office CLASS A DIRECTORS
(to serve until the 2021 annual meeting of shareholders)

Mark C. Hanna (50)	2018
CEO of the Company and Bank since July 2018. President of the
Company and Bank since December 2017. Mr. Hanna brings over 28 years of banking experience to the position, serving as President of Hampton Roads Region at Eastern Virginia Bankshares, Inc. since June 03, 2016 and as Regional Executive of EVB from November 2014 until June 2016. Mr. Hanna has also served as President and Chief Executive Officer of Virginia Company Bank from November 2006 to November 2014.

Richard S. Myers (71)	1988
President of Dick Myers Chrysler-Dodge-Jeep, Inc. Mr. Myers has been in the automobile business for four decades. The skills he learned over these four decades include relationships with the public and employees as well as dealing with big business (General Motors and Chrysler). The Board feels this has qualified him to know what to look for on the financial side, dealing with banks and lending institutions, the management of cash, accounts receivable and payable, expenses and how they impact the bottom line and all of the other day to day operations it takes to make a dealership operate. These skills benefit the Company based on his expertise in the areas of sales leadership, public relations and corporate finance. With the Bank’s Indirect Dealer Division, his expertise is a valuable asset to the Bank.

Ronald E. Wampler (71)	1991
Partner in Dove Ohio Farms, L.L.C. and WWTD Ohio Farms L.L.C. since 1989. Mr. Wampler has operated and managed a farm for over 30 years. He has also been involved in numerous trade and civic organizations and has held leadership roles in many organizations involving business plans. Mr. Wampler’s skills and experience in farming operations benefit the company through his understanding of customer service and the agri-business industry.

Peter H. Wray (50)	2017
 President of Wray Realty, Inc. and Principal Broker of Triangle Realtor since 2002. Owner/Partner in multiple commercial real estate developments throughout central and western Virginia. Mr. Wray specializes in commercial and investment real estate. He holds a Bachelor of Arts  in Environmental  Science from the University of Virginia. Mr. Wray is a licensed Broker in Virginia and North Carolina. He is a member of multiple professional organizations including the National Association of Realtors (NAR), Shenandoah Valley Economic Partnership (SVEP), International Council of Shopping Centers (ICSC) and the Certified Commercial Investment Members (CCIM). He is a member of the Board of Directors for the Shenandoah Valley First Tee Program. Mr. Wray has assisted with some of the region’s most successful commercial real estate projects. He has represented many local, regional, and national companies with their purchasing, sales, leasing, and development requirements. Mr. Wray has completed every type of commercial real estate transaction from office, industrial, and multifamily to shopping centers, office, and hotels. He has significant experience with every aspect of new construction, rezoning, transportation issues, and commercial real estate financing. Mr. Wray’s experience in the commercial real estate industry benefits the company in evaluating commercial loan requests and identifying new areas for loan portfolio growth.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

  General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board Leadership

The Board of Directors is made up of eleven members, including eight outside directors, three current or former officers of the Company. The Board leadership structure includes the Chairman of the Board and Vice Chairman of the Board, neither of whom currently serve as the principal executive officer of the Company. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company's shareholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the CEO to focus on the management of the company's day-to-day operations.

Risk Oversight

The Board has appointed several committees including Audit, Asset/Liability (ALCO), Operational Risk and Corporate Governance. In addition to the Board’s overall policy making authority and risk management responsibilities, these committees are delegated authority with respect to their various areas of operation. One area of significant risk to financial institutions revolves around the risks associated with the monitoring of existing and proposed loan relationships. The Board receives a number of monthly and quarterly reports that assist in tracking and mitigating lending risk. The Board has also established an Executive Loan Committee which convenes periodically, either in person or telephonically to consider new loan requests.

Code of Ethics

The Board of Directors has approved a Code of Ethics for Senior Financial Officers of the Company and the Bank. This document covers the Company’s President/Chief Executive Officer, Chief Financial Officer and the Chief Operating Officer. The Code of Ethics states that the Senior Financial Officers are expected to conduct business and act in an honest and ethical manner; provide full, fair, accurate, timely and understandable financial reports; report any significant deficiencies in the Company’s internal controls over financial reporting; may not use corporate property, information, or position for improper personal gain or compete with the Company; endeavor to protect the Company’s assets and ensure their efficient use; and respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. It is available upon request to the Secretary of the Company at P. O. Box 1111, Timberville, VA 22853.

Independence of Directors

The Board of Directors in its business judgment has determined that the following eight of its eleven members are independent as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”): Edward Ray Burkholder, John N. Crist, Daniel J. Harshman, Richard S. Myers, Michael W. Pugh, Christopher S. Runion, Ronald E. Wampler and Peter H. Wray. Prior to her retirement in November 2018, Ms. Fitzwater was independent. In reaching this conclusion, the Board considered that we and our subsidiary entities provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Our Board of Directors has established standards under which we view the following as impairing a director’s independence:

a director who is or at any time during the past three years was our employee, or whose immediate family member is or at any time during the past three years was an executive officer;

a director who received, or whose immediate family member received, more than $120,000 per year in direct compensation from us during any period of twelve consecutive months within the past three years, other than director and committee fees and pension or other forms of deferred compensation for prior service;

a director who is or at any time during the past three years was affiliated with or employed by, or whose immediate family member is or at any time during the past three years was affiliated with or employed in a professional capacity by, our present or former internal or external auditor;

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where at any time during the past three years any of our executives served on that company’s compensation committee; and

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other company’s consolidated gross revenues.

While we conduct business with several of our directors, including Edward Ray Burkholder (engineering expertise), John Crist (legal services), Michael Pugh (real estate appraisal services, sales and leasing), Christopher Runion (signage), Richard Myers (automobile purchases and servicing), and Peter Wray (real estate sales and leasing) the total amounts paid to the entities with which our directors are affiliated are significantly less than the thresholds outlined above. Directors Withers and Caplinger are not considered independent due to their recent employment relationships with the Company. Director Hanna is not considered independent due to his current employment by the Company. Other than those described above and under “Certain Relationships and Related Transactions,” the Board of Directors did not consider any transactions, relationships or arrangements in determining director independence.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors of the Company in 2018. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2018. The Board of the Bank, which met 12 times in 2018, primarily manages all matters for the Bank. All the directors of the Company are also directors of the Bank.

Committees of the Board

The Company has an Audit Committee. The Company does not have a standing Nominating Committee. The Company does not have a standing Compensation Committee; however, the Bank has a Compensation Committee. Since compensation is paid through the Bank, the Bank’s Compensation Committee evaluates compensation policies and makes recommendations to the Company’s Board. These recommendations are considered for approval by the independent directors of the Company. Other standing committees for the Bank include the ALCO Committee, Corporate Governance Committee and Building Committee.

Audit Committee

The Audit Committee assists  the Board of Directors in fulfilling the Board’s  oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the internal  audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee which can be found on our website at www.fmbankva.com/About/Investor-Relations.

The members of the Audit Committee are Daniel J. Harshman, Christopher S. Runion and Ronald E. Wampler, all of whom the Board in its business judgment has determined are independent as defined by the SEC regulations and the listing standards of Nasdaq. The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Runion qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee met four times in 2018. For additional information regarding the Audit Committee, see “Audit Information-Audit Committee Report” on pages 17 and 18 of this Proxy Statement.

Compensation Committee

The independent directors of the Company’s Board of Directors act as the Company’s Compensation Committee. The Board receives compensation recommendations from the Bank’s Compensation Committee, which reviews executive officer’s  performance  and  compensation  and  reviews  and  sets  guidelines  for  compensation  of  all  employees.  All recommendations of the Bank’s Compensation Committee relating to the compensation of our executive officers are reported to the Company’s Board of Directors for approval by the independent directors. There is no Compensation Committee Charter.

The members of the Bank’s Compensation Committee are Ronald E. Wampler, Edward Ray Burkholder, Daniel J. Harshman, Richard S. Myers and Michael W. Pugh, all of whom the Board in its business judgment has determined are independent as defined by the SEC regulations and the listing standards of Nasdaq. The Compensation Committee met one time in 2018.

Director Nomination Process

The Company currently does not have a standing nominating committee. The entire Board performs the functions of a nominating committee. The Board does not believe it needs a separate nominating committee because the full Board is comprised predominantly of independent directors (as that term is defined by Nasdaq’s listing standards) and has the time and resources to perform the function of selecting board nominees. The President/CEO as a management director, abstains from discussions and voting for nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

Should a vacancy occur on the Board of Directors of the Company, the Board would look to the Corporate Governance Committee’s list of director qualifications (listed below) and consider these qualifications in developing a pool of potential nominees from the communities served by the Company. The Board would then appoint the candidate who was best qualified following discussions among the independent directors. The Board also considers potential nominees submitted by shareholders.

The Company’s independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

The ability of the prospective nominee to represent the interests of the shareholders of the Company;
The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an annual meeting of shareholders by providing the Company with timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2020 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals” on pages 19 and 20 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 2.5 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is P. O. Box 1111, Timberville, VA 22853.

While the Company does not have a diversity policy, we consider diversity of the Board based on a number of factors including the geographic locations of potential directors within our branch network, educational background and work experience.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Eight of the directors attended the 2018 annual meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o P. O. Box 1111, Timberville, VA 22853. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The following table shows  the compensation earned by each of the non-employee directors  during 2018. Compensation earned by Mr. Withers and Mr. Caplinger for service as a director is referenced in the Summary Compensation table below. Mr. Hanna does not receive any additional compensation for service as a director. Compensation included meeting fees, retainers and bonuses.

DIRECTOR COMPENSATION
Fiscal Year 2018

Name	Fees Earned Or Paid in Cash ($)	Total ($)

Edward Ray Burkholder	44,000	44,000

John N. Crist	43,300	43,300

Ellen R. Fitzwater	50,200	50,200

Daniel J. Harshman	43,300	43,300

Richard S. Myers	38,600	38,600

Michael W. Pugh	42,000	42,000

Christopher S. Runion	45,600	45,600

Ronald E. Wampler	45,400	45,400

Peter H. Wray	41,200	41,200

All directors of the Company, who are also directors of the Bank, received $1,200 for each board meeting attended, $300 for each ALCO, Operational Risk and Corporate Governance Committee meeting attended, $400 for each Compensation Committee meeting attended and $500 for each Audit Committee meeting attended. Since the Company and Bank board meetings are held on the same day, members are only paid one fee of $1,200 for their attendance at the combined meeting. In addition to meeting fees, each director received a quarterly retainer of $5,000 to compensate for time spent on bank-related activities outside normal meeting structure. Each Director also received a bonus of $2,850 for 2018 which was paid in 2019. Directors receive no other benefits. The Audit Committee is a Company committee. All other committees are Bank committees.

Executive Officers Who Are Not Directors

Neil W. Hayslett, 57, has served as Executive Vice President and Chief Operating Officer of the Bank and the Company since March 2018, Executive Vice President and Chief Administrative Officer of the Bank and Company from June 2013 until March 2018 and Executive Vice President/Chief Financial Officer from November 2007 until June 2013. Prior to that time, he served as Senior Vice President and Chief Financial Officer of the Bank and the Company from January 2003 until November 2007 and served as Vice President and CFO from October 1996 to January 2003.

Stephanie E. Shillingburg, 57, has served as Executive Vice President/Chief Banking Officer since July 2016, Executive Vice President/Chief Retail Officer from June 2013 until July 2016, Senior Vice President/Branch Administrator from February 2005 until June 2013. She also served as Vice President/Branch Administrator from March 2003 until February 2005 and as Branch Manager of the Edinburg Branch from February 2001 until March 2003.

Carrie A. Comer, 49, has served as Executive Vice President and Chief Financial Officer of the Company and F&M Bank since March 2018. Ms. Comer served as Senior Vice President and Chief Financial Officer of the Company and F&M Bank from June 2013 until March 2018. Ms. Comer served as Vice President and Controller of F&M Bank from March 2009 to June 2013. From December 2005 to March 2009, Ms. Comer served as Assistant Vice President and Controller of F&M Bank.

Edward A. Strunk, 62, has served as Executive Vice President and Chief Credit Officer since March 2018. Senior Vice President and Chief Lending Officer from January 2018 until February 2018, and Senior Vice President/Senior Lending Officer from July 2016 until December 2017. He was Senior Vice President and Commercial Loan Administrator from May 2011 until July 2016, Vice President/ Commercial Loan Administrator from February 2011 to May 2011, and Vice President/Business Development Officer from May 2007 until February 2011.

Josh Hale, 42, has served as Executive Vice President and Chief Lending Officer of the Bank and the Company since March 2018. Prior to that he served as Senior Vice President/Business Development Leader since June 2013, Vice President/Business Development Officer from March 2009 until June 2013 and Assistant Vice President/Business Development Officer from December 2004 until March 2009.

Barton E. Black, 48, has served as Executive Vice President and Chief Strategy & Risk Officer of the Bank and Company since March 1, 2019. Prior to joining the Company, he served as Managing Director at Strategic Risk Associates, a financial services consulting company based in Virginia from August 2012 to February 2019.

EXECUTIVE COMPENSATION

Summary Compensation

The Summary Compensation Table below sets forth the compensation of the Company’s named executive officers for all services rendered to the Company and the Bank for 2018. None of our executive officers are covered by employment agreements. See the Summary of Compensation Policies on pages 14 to 16 of this Proxy Statement for further information regarding how salaries and bonuses are established.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)[1]	All Other Compensation ($)[2]	Total ($)
Dean W. Withers[3] Former President/CEO	2018 2017	182,539 330,000	- 79,300	47,134 80,444	229,673 489,744

Mark C. Hanna[4] President & CEO	2018 2017	338,015 27,083	49,350 -	30,611 772	417,976 27,855

Larry A. Caplinger[5] Executive Vice President	2018 2017	225,000 225,000	31,725 54,900	77,914 74,057	334,639 353,957

Neil W. Hayslett Executive Vice President & Chief Operating Officer	2018 2017	270,000 260,000	38,070 63,440	38,770 38,160	346,840 361,600

1The amounts in this column represent non-equity incentive plan compensation pursuant to the Executive Incentive Plan approved for the year listed; however, the actual payments were not made until after the end of each year.
2The amounts in this column are detailed in the table titled “All Other Compensation” below.
3 Mr. Withers retired as CEO of the Company on June 30, 2018.
4 Mr. Hanna was hired on December 1, 2017 as President of the Company and the Bank and became President and CEO on July 1, 2018.
5 Mr. Caplinger retired as Executive Vice President on December 31, 2018.

ALL OTHER COMPENSATION TABLE
Name	Year	401(k) Company Match	Company ESOP Contribution[1]	Company Deferred Compensation Contribution[2]	Life Insurance Premiums[3]	Director Fees	Total ($)
Dean Withers	2018 2017	3,118 6,148	-- 10,600	-- 21,608	416 1,588	43,600 40,500	47,134 80,444

Mark Hanna	2018 2017	7,235 702	-- --	22,536 -	840 70	-- --	30,611 772

Larry Caplinger	2018 2017	8,193 7,140	10,800 10,600	14,487 14,733	1,134 1,084	43,300 40,500	77,914 74,057

Neil Hayslett	2018 2017	9,275 9,275	10,800 10,600	17,385 17,025	1,310 1,260	-- --	38,770 38,160

1The Company has established an Employee Stock Ownership Plan that covers all eligible full and part time employees, including the executive officers. The plan serves as a long-term incentive for employees to promote the achievement of goals which create value for our shareholders. See Summary of Compensation Policies on pages 14 to 16 of the Proxy Statement for further details.
2The Company has established a nonqualified deferred compensation plan for the benefit of our directors and certain employees, including the executive officers, to defer receipt of salary or bonus payments. See Summary of Compensation Policies on pages 14 to 16 of the Proxy Statement for further details.
3The amounts in this column represent the annual premium of group term life insurance with a death benefit equal to three times annual compensation.

Other Compensation

The Company has not made any grants of stock options or stock awards to its named executive officers. Company has Executive Incentive Plan. In addition, none of the named executive officers hold any unexercised stock options or unvested stock awards as of December 31, 2018.

Retirement Benefits

The Bank has a noncontributory, defined benefit pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA) for all full-time employees hired before April 1, 2012. The amount of benefits payable under the plan is determined by an employee’s period of credited service. The amount of normal retirement benefit will be determined based on a participant’s credited service, earnings and the benefit formula as described in the plan’s adoption agreement. The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55. Mr. Hayslett is currently eligible for early retirement. A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan’s adoption agreement).

Severance Benefits

In 1996, the Company and the Bank adopted a change in control severance plan that became effective July 1, 1996. The plan covers employees designated by the Company’s Board of Directors, including Mr. Hanna and Mr. Hayslett.

Under the plan, a “covered termination” is a cessation of employment with the Company or its then affiliates within 36 months after a change in control (as defined in the plan) on account of either (i) termination of employment by the covered employee for good reason (defined to mean the occurrence after a change in control of any of the following: the assignment of duties inconsistent with prior duties, the diminution of responsibilities, a reduction in base salary, a transfer of job location of more than 50 miles, a failure to pay compensation or deferred compensation within seven days after due, a failure to continue participation and benefits under any compensation or benefits plan (or any successor or replacement plan) at as favorable a level, or a failure of the Company to require any successor to the Company to comply with the plan) or (ii) termination initiated by the Company or any of its affiliates for any reason other than death, disability, mandatory retirement or cause (as defined in the plan).

In the event of a covered termination, a covered employee will be entitled to the following severance benefits: (i) continuation of the employee’s base pay (as defined in the plan) through the earlier of his or her death or the third anniversary of the date of the change in control (the severance pay period); (ii) continuation of the availability of coverage, and the employer’s regular contribution towards that coverage, under the employer’s health care plan during the severance pay period for the employee and his or her eligible dependents; (iii) the right to buy any car that the employee is assigned by the employer at its then fair market value; and (iv) a lump sum payment equal to the value of any qualified or nonqualified retirement benefits forfeited by the employee on account of his or her covered termination.

The following table indicates estimated benefits of a covered termination.

Estimated Current Value of Change in Control Benefits (as of December 31, 2018)

	Severance Amount[1]	Other[2]	Total

Mark C. Hanna	1,050,000	$19,980	1,069,980

Neil W. Hayslett	810,000	19,980	829,980

  1This amount represents the greater of three times the employee’s base pay at the date of the Change in Control or his base pay at the date of his Covered Termination. The Severance Plan Benefit shall be paid at the same time and in the same manner as the employer’s regular payroll payments rather than as a lump sum payment. Notwithstanding anything contained in the Plan, the payments and benefits under the plan will be reduced to the extent necessary so that no payment shall be subject to excise tax under Section 4999 of the Internal Revenue Code.
   2This amount includes the continuation of the availability of health care benefits arising from a Covered Termination during the employee’s 36-month severance pay-period. The value to the executive officer of the automobile purchase option contained in the severance plan cannot be determined as it will vary depending on the timing of the event, the book value of the vehicle and the fair market value of the vehicle.

There are no other severance payments except as outlined above in the plan.

Summary of Compensation Policies

Overview. This section provides information regarding the compensation program in place for Mark Hanna, President/CEO, Neil Hayslett, Chief Operating Officer, Dean Withers, former President/CEO and Larry Caplinger, former Executive Vice President collectively referred to as our “named executive officers.” This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide.

The independent members of our Board of Directors administer the Company’s executive compensation program based on the recommendations of the Bank’s Compensation Committee, which the Company’s independent directors review and approve.

General Compensation Objectives. Our overall objectives applicable to our executive officers are to provide a compensation package intended to attract, motivate and retain qualified executives and to provide them with incentives to achieve our annual goals and to increase shareholder value. We recognize the need to implement sound principles that enhance our ability to develop and administer compensation and benefit programs. To this end, we follow certain procedures, including the following:

Purchasing survey information related to other Virginia banks of similar size as prepared by the Virginia Bankers Association;
Obtaining from FIG Partners, LLC a report of peer banks in Virginia and adjoining states that met certain asset and performance characteristics (the “peer group”).

We rely upon our judgment in making sound compensation decisions, after reviewing the performance of the Company and carefully evaluating the executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions for the named executive officers include:

Financial measures such as net profit, return on equity (ROE), return on assets (ROA) and efficiency ratio relative to the peer group;
Strategic objectives such as the establishment of new branch offices;
Launching new or improving existing products that help us reach our goals of being a market leader and to attract and retain customers;
Achievement of specific operational goals for the company, including improved productivity, risk management or portfolio management goals;
Achieving excellence in their organizational structure and among their employees;
Supporting our corporate values by promoting integrity through compliance with laws and regulations.

We generally do not strive for rigid formulas or react to short term changes in business performance in determining the amount or mix of compensation and benefits. The mix of compensation elements is based on the review of the factors outlined above in order to provide the executive with a combination of salary, non-equity incentives and long-term compensation commensurate with responsibilities and competitive with other banks of similar size and characteristics. While we consider the compensation paid by other banks in the benchmarking report and salary survey, we do not attempt to maintain a certain target percentile within these peer groups.

Base Salaries. Our policy is to provide salaries that we believe are necessary to attract and retain qualified executives. The objective of the base salary is to reflect job responsibilities, value to the Company and individual performance with respect to the Company’s goals and objectives. The salaries of the executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance and level of pay compared to industry peers as contained in the previously mentioned salary survey and benchmarking report. With regard to named executives’ compensation, we exclude Mr. Hanna from discussion of his compensation and rely on the benchmarking report and other survey information.

Executive Incentive Plan. In June 2015, the Board of Directors adopted a cash Executive Incentive Plan (the “EIP” or “Plan”) to reward certain executive officers for achieving performance goals. The duration of the EIP is indefinite and may be amended or terminated by the Board at any time. Participation is limited to those employees selected by the Compensation Committee of the Board each year. Mr. Hanna, Mr. Hayslett and Mr. Caplinger were selected to participate in the EIP along with certain other employees in 2018.

Under the Plan, the Board is responsible for establishing and approving annual performance objectives for the Company and EIP Participants, based on such criteria as may be recommended by the Compensation Committee, and the award formula by which all incentive awards under the EIP are calculated. Participants are entitled to a cash distribution under the Plan if, upon the approval of the Board, the EIP award is earned as a result of the attainment of the Plan performance objectives and the participant is employed as of the last day of the Plan year. Awards shall be paid in the year following the performance period, once full year earnings have been calculated.

The Company has the right to recover compensation that, in its sole discretion, was unjustly paid to an employee under the Plan. Under the EIP, the Board reserves the right to withhold or adjust individual awards. The Board did not exercise its discretion to withhold rewards for 2018.

In February 2019, the Company paid awards under the Plan to Mr. Hanna and Mr. Hayslett. The awards were based on the attainment of the Company’s financial performance goals including ROA, ROE, Core Operating Earnings, Efficiency Ratio and Asset Quality, as well as attainment of individual goals for each participant. These amounts are disclosed as Non-Equity Incentive Plan Compensation for 2018 and 2017 in the Summary Compensation Table above.

Retirement Benefits. An important retention tool is the Company’s various retirement plans. We balance the effectiveness of these plans as a compensation and retention tool with the cost to the Company of providing them.

Pension Plan. The Company has a noncontributory pension plan that covers all full-time employees hired prior to April 1, 2012, including the executive officers. This plan conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The amount of benefits payable under the plan is determined by an employee’s period of credited service. The amount of normal retirement benefit will be determined based on a participant’s credited service, earnings and the benefit formula as described in the plan’s adoption agreement. The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55. A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan’s adoption agreement).

Deferred Compensation Plan. Our deferred compensation plan allows certain employees, including the executive officers, to defer receipt of salary and or bonus payments. The initial decision to create the deferred compensation plan included an evaluation of our total benefits package for our senior management team, compared to the benefits package available to all employees and to other comparable companies. The plan was created as a means of attracting and retaining qualified members of the management team. At the present time, participation in the plan is limited to our senior management team, consisting of eleven employees, including the five executive officers. Deferred amounts are deposited in separate accounts and are credited with earnings or losses based on the rate of return of mutual funds selected by the plan participants. Distributions are paid either upon termination or returned at a specific date in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. Participants may defer up to 100% of salary and bonus payments.

Each year we consider whether to make a discretionary Company contribution to the plan for the benefit of the participants, including the executive officers. Contributions to the plan are based on a number of factors including an evaluation of overall bank performance and an evaluation of the total contributions to the bank’s other retirement plans, including the ESOP and 401(k) plans. This contribution is shared on a pro-rated basis by the participants in the plan based on each participant’s salary as a percentage of the total salaries of the participants in the plan. For 2018 and 2017, the total contributions to the plan were $125,000 and $125,000, respectively.

401(K) Savings Plan. Employees, including the executive officers, may contribute up to 97% of regular earnings on a before-tax basis into their Savings Plan (subject to IRS limits). We match dollar for dollar the first 1% of compensation that an employee contributes. Then we match one dollar for each two dollars the employee contributes up to 6% of compensation. Amounts held in the Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment (subject to certain exceptions as directed by the IRS).

The Savings Plan limits the “annual additions” that can be made to an employee’s account to $44,000 per year. “Annual additions” include our matching contributions, before-tax contributions made by our employee under Section 401(k) of the Internal Revenue Code and employee after-tax contributions. Of those annual additions, the current maximum before-tax contribution is $18,500 per year. Participants age 50 and over may also contribute, on a before-tax basis, and without regard to the $44,000 limitation on annual additions or the $18,500 general limitation on before-tax contributions, catch-up contributions of up to $6,000 per year. The Company’s matching contribution for each of the named executive officers is contained in the Summary Compensation Table.

Employee Stock Ownership Plan (ESOP).  This plan is a long-term incentive for our employees that promotes the achievement of goals which create value for our shareholders. This noncontributory plan covers all eligible full and part time employees, including the executive officers. This plan conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). An employee becomes a participant in the plan as of October 1st of the plan year in which the employee completes one full year of service. A participant who terminates employment with three or more years of vesting service will be vested in their benefit. Cash dividends paid by the Company are passed through to the participants on an annual basis. In 2018 and 2017, the Company contributed $443,511 and $430,237, respectively, to the plan. All eligible employees, including the executive officers, share in this contribution on a pro-rated basis based on each participant’s eligible compensation as a percentage of the total eligible compensation of all the participants in the plan. The allocation to each of the executive officers is contained in the Summary Compensation Table.

Certain Relationships and Related Transactions

The Company’s directors and officers, and other corporations, business organizations, and persons with whom some of the Company’s directors and officers are associated, had loan transactions at December 31, 2018 with the Bank totaling approximately $20,565,000 or about 22.38% of average shareholders' equity and had loan transactions at December 31, 2017 totaling approximately $20,377,000 or about 22.63% of average shareholders’ equity. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features.

In February  2007, the Board approved the Loan Credit Policy  which includes guidelines as contained in Regulation O with regard to extensions of credit to executive officers, directors and principal shareholders. All such requests are presented to the full Board of Directors for approval. Under the policy, no executive officer, board member or principal shareholder may participate in the review of a transaction in which such member has an interest.

We have not adopted a formal policy that covers the review and approval of other related person transactions by our Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the  facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Our Audit Committee also has the responsibility to review significant conflicts of interest involving directors or executive officers.

PROPSOAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

General
Yount, Hyde & Barbour, P.C. (“YHB”) served as the independent registered public accounting firm for the year ended December 31, 2018 and 2017 and has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
The Board of Directors is requesting that the shareholders ratify the appointment of YHB as the independent registered public accounting firm for the fiscal year ending December 31, 2019.  A representative of YHB is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

Vote Required

A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent public accountants.

The Board recommends a vote “FOR” Proposal Two.

AUDIT INFORMATION

Audit Committee

The Audit Committee operates under a written charter that the Board has adopted. The five members of the Audit Committee are independent as that term is defined in SEC regulations and Nasdaq’s listing standards.

Fees of Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by YHB for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2018 and 2017, and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were
$101,700 for 2018 and $99,600 for 2017, respectively by YHB.

Audit Related Fees

The aggregate fees billed by YHB for audit related services were $15,300 in 2018 and $15,000 in 2017. For both years, the fees consisted of audits of the Bank’s benefit plans.

Tax Fees

The aggregate fees billed by YHB. for tax services were $5,200 in 2018 and $5,100 in 2017.

All Other Fees

There were no fees billed by YHB or for any other services rendered to the Company for the fiscal years ended December 31, 2018 and 2017.

Pre-Approval Policies

All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by YHB was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

Management is responsible for establishing and maintaining the Company’s internal controls over financial reporting, the preparation, presentation and integrity of the Company’s consolidated financial statements and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2018, the Audit Committee:

Monitored the preparation of quarterly and annual financial reports by the Company’s management.

Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2018 with management and YHB, the Company’s independent registered public accountant;

Discussed with management, YHB and the Company’s Internal Auditor the adequacy of the system of internal controls;

Discussed with YHB the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 “Communications with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented;

Received written disclosures and a letter from YHB as required by applicable requirements of the PCAOB, including PCAOB Rule 3526, regarding YHB’s communications with the Audit Committee concerning independence. The Audit Committee discussed with YHB its independence.

Conducted an assessment of the Company’s relationship with YHB and evaluated YHB’s performance and the quality of audits.

Based upon its discussions with management and YHB and its review of the representations of management and the report of YHB to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Audit Committee Daniel J. Harshman Christopher S. Runion Ronald E. Wampler

PROPOSAL THREE
ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and regulations promulgated thereunder require the Company to conduct a separate shareholder vote to approve the compensation of named executive officers commonly known as “say on pay”, as disclosed pursuant to the compensation disclosure rules of the SEC. The Dodd-Frank Act further provides that this shareholder vote shall not be binding on the issuer or board of directors of an issuer.
The above-referenced provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

“RESOLVED, that the shareholders approve the compensation of the named executive officers of the Company as set forth under the heading “Executive Compensation” in the Company’s 2019 Proxy Statement, including the compensation tables, narrative discussion and related material.”

Because your vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee of the Bank will take into account the voting results  when considering future executive compensation arrangements.

A majority of the votes cast by holders of common stock is required to approve the non-binding vote on the compensation of the named executive officers.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the resolution.

PROPOSAL FOUR
ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the non-binding advisory vote regarding executive compensation, our shareholders also have the opportunity to vote, on an advisory basis, for their preference as to whether this advisory vote should be conducted every one, two, or three years in the future. This non-binding vote on “frequency” will be provided at least once every six years and was last considered by the Company’s shareholders at the Company’s 2013 Annual Meeting.
After careful consideration, our Board believes that conducting the “say-on-pay” advisory vote every year is appropriate for the Company because it allows shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to provide accountability and ongoing communication with our shareholders on executive compensation matters.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and we look forward to hearing from our shareholders as to the frequency of an advisory vote on executive compensation. As with the advisory nature of the “say-on-pay” vote on executive compensation, the advisory vote on frequency of such voting is also non-binding on the Board. However, the Board will give careful consideration to guidance expressed by the voting results of our shareholders.
The proxy card provides shareholders with the opportunity to choose among four options (rotating the vote every one, two or three years, or abstaining). The alternative receiving the greatest number of votes will be the frequency that shareholders approve.

The Board of Directors unanimously recommends that you vote for a ONE YEAR cycle of voting on future advisory votes on executive compensation.

SHAREHOLDER PROPOSALS

Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2020 annual meeting of shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, at its principal executive offices, P. O. Box 1111, Timberville, Virginia 22853, no later than December 10, 2019, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2020 annual meeting of shareholders on May 9, 2020.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2020 annual meeting of shareholders, notice of the nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2020annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2020 annual meeting of shareholders, notice of the proposed business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2020 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters.

Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 9, 2020 for the 2020 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 9, 2020 and no earlier than February 9, 2020.

By Order of the Board of Directors

/s/ Neil W. Hayslett

Neil W. Hayslett, Secretary

April 8, 2019

F&M Bank

F & M BANK CORP.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E72541-P22123

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

F & M BANK CORP.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees for Three year terms to Expire in 2022

01) Edward Ray Burkholder
02) Larry A. Caplinger
03) Michael W. Pugh
04) Christopher S. Runion

Nominee for a Two year term to Expire in 2021

05) Mark C. Hanna

	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS.	☐	☐	☐
3. APPROVAL, IN AN ADVISORY (NON-BINDING) VOTE, OF THE NAMED EXECUTIVE OFFICERS' EXECUTIVE COMPENSATION DISCLOSED IN THE PROXY STATEMENT.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. APPROVAL, IN AN ADVISORY (NON-BINDING) VOTE OF THE FREQUENCY OF THE ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at
http://www.snl.com/irweblinkx/GenPage.aspx?IID=1017974&GKP=203204

E72542-P22123

F & M BANK CORP.
Annual Meeting of Shareholders
May 11, 2019 5:30 P.M.
J. Frank Hillyard Middle School
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard S. Myers, Ronald E. Wampler and Peter H. Wray, any or all of whom may act, with full power of substitution, as proxies to vote, as designated on the reverse side, at the Annual Meeting of Shareholders to be held May 11, 2019 at 5:30 P.M. and at any adjournment thereof, the shares of F & M Bank Corp. Common Stock held of record by the undersigned as of March 11, 2019.

The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side